UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 17, 2015

FEDERATED NATIONAL HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Florida	0-2500111	65-0248866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14050 NW 14 Street, Suite 180 Sunrise, FL	33323
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (800) 293-2532

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Federated National Holding Company (the "Company") announced that Monarch National Insurance Company ("Monarch Insurance") received its certificate of authority to write homeowners' property and casualty insurance in Florida from the Florida Office of Insurance Regulation (the "Florida OIR") on March 19, 2015. Monarch Insurance has been formed through a previously announced joint venture among the Company; a majority-owned limited partnership of Crosswinds Holdings Inc., f/k/a C.A. Bancorp Inc., a publicly traded Canadian private equity firm and asset manager ("Crosswinds"); and Transatlantic Reinsurance Company ("TransRe").

The Company and Crosswinds have each invested $14.0 million in Monarch Delaware Holdings LLC, the indirect parent company of Monarch Insurance ("Monarch Delaware"), for a 42.4% interest in Monarch Delaware (each holding 50% of the voting interests in Monarch Delaware). TransRe has invested $5.0 million for a 15.2% non-voting interest in Monarch Delaware and has advanced an additional $5.0 million in debt evidenced by a six-year promissory note bearing 6% annual interest payable by Monarch National Holding Company ("Monarch Holding"), a wholly owned subsidiary of Monarch Delaware and the direct parent company of Monarch Insurance. Monarch Insurance, Monarch Holding and Monarch Delaware are collectively referred to in this Report as the "Monarch Entities."

In connection with the organization of Monarch, the parties entered into the following agreements dated as of March 17, 2015:

  Monarch entered into a Managing General Agent and Claims Administration Agreement (the "MGA Agreement") with FedNat Underwriters, Inc., f/k/a Federated National Underwriters, Inc. ("FNU"), a wholly owned subsidiary of the Company, pursuant to which FNU provides underwriting, accounting, reinsurance placement and claims administration services to Monarch. For its services under the MGA Agreement, FNU will receive 4% of Monarch's total written annual premium, excluding acquisition expenses payable to agents, for FNU's managing general agent services; 3.6% of Monarch's total earned annual premium for FNU's claims administration services; and a per-policy administrative fee of $25 for each policy underwritten for Monarch. The Company will also receive an annual expense reimbursement for accounting and related services.
  The Monarch Entities entered into an Investment Management Agreement (the "Investment Agreement") with Crosswinds AUM LLC, a wholly owned subsidiaryof Crosswinds ("Crosswinds AUM"), pursuant to which Crosswinds AUM will manage the investment portfolios of the Monarch Entities. The management fee, on an annual basis, is 0.75% of assets under management up to $100 million; 0.50% of assets under management of more than $100 million but less than $200 million; and 0.30% of assets under management of more than $200 million.
  Monarch Insurance also entered into a Reinsurance Capacity Right of First Refusal Agreement with TransRe, pursuant to which TransRe has a right of first refusal for all quota share and excess of loss reinsurance that Monarch Insurance deems necessary in its sole discretion for so long as TransRe remains a member of Monarch Delaware or the Monarch Holding debt remains outstanding. Pursuant to this agreement, TransRe has the right to provide, at market rates and terms, a maximum of 15% of any reinsurance coverage obtained by Monarch Delaware in any individual reinsurance contract.

The Limited Liability Company Agreement of Monarch Delaware Holdings LLC dated as of March 17, 2015 (the "LLC Agreement") provides that Monarch Delaware is managed by a seven-member Board of Managers, three of whom have been designated by the Company, three of whom have been designated by Crosswinds, and one who will be jointly selected by the Company and Crosswinds. The Company's designees are Michael H. Braun, the Company's President and Chief Executive Officer and a director of the Company; Peter J. Prygelski, III, the Company's Chief Financial Officer and a director of the Company; and Jenifer G. Kimbrough, a director of the Company. Crosswinds' designees are Colin King, Robert Wolf, and Charles S. Duncker. The Company and Crosswinds have agreed to identify the seventh member of the Board of Managers within six months.

The LLC Agreement provides that certain material transactions must be approved by a supermajority of the managers, including a termination, amendment or non-renewal of the MGA Agreement or the Investment Agreement. The Company will be entitled to receive a termination fee equal to the aggregate fees paid under the MGA Agreement for the 12 calendar months prior to the date of termination, if the MGA Agreement is terminated other than for cause. The LLC Agreement also provides the members with certain redemption, tag-along, drag-along and buy-sell rights. In addition, the LLC Agreement provides the Company and Crosswinds with the right, for 24 months from the closing date, to participate in certain other transactions relating to the formation or acquisition of homeowners' property and casualty insurers undertaken by the other.

In connection with the organization of Monarch Insurance, the Company's Board of Directors approved amendments dated March 17, 2015 to the Amended and Restated Non-Competition, Non-Disclosure and Non-Solicitation Agreements dated as of August 5, 2013 with each of Mr. Braun and Mr. Prygelski (each, a "Restrictive Covenant Agreement") to permit each of them to hold their respective positions with the Monarch Entities while remaining employed by the Company. Mr. Braun's Restrictive Covenant Agreement was further amended to permit him to continue to hold his positions with the Monarch Entities if he is terminated without cause by the Company. In addition, Mr. Braun's Second Amended and Restated Employment Agreement dated as of January 18, 2012 (the "Employment Agreement") was amended to extend the term of his Employment Agreement to four years from the date of the amendment (the "Term") with automatic extensions so that at all times the balance of the Term is not less than two years unless sooner terminated as provided in the Employment Agreement.

An affiliate of Crosswinds has discretionary authority over certain managed accounts that currently hold in the aggregate shares of the Company's common stock totaling less than 1% of the Company's outstanding shares.

A copy of the press release announcing the closing of the joint venture and the issuance of Monarch Insurance's certificate of authority is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.
99.1	Federated National Holding Company Press Release dated March 20, 2015.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERATED NATIONAL HOLDING COMPANY
Date: March 20, 2015	By: /s/ PETER J. PRYGELSKI, III Name: Peter J. Prygelski, III Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Title
99.1	Federated National Holding Company Press Release dated March 20, 2015.